Exhibit 10.15

OPTION AGREEMENT

THIS AGREEMENT made effective the 18th day of May 2005

AMONG:

ENERGY METALS CORPORATION, a corporation incorporated under the laws of the Province of British Columbia and having an office for business located at Suite 1238 -- 200 Granville Street, Vancouver, British Columbia, Canada V6C 1S4

(“EMC”)

OF THE FIRST PART

AND:

ENERGY METALS CORPORATION (US), a corporation incorporated under the laws of the State of Nevada and a wholly-owned subsidiary of EMC, having an office for business located at Suite 1238 -- 200 Granville Street, Vancouver, British Columbia, Canada V6C 1S4

(the “Optionor”)

OF THE SECOND PART

AND:

QUINCY ENERGY CORP., a corporation incorporated under the laws of the State of Nevada and having an office for business located at Suite 512, 120 Adelaide Street West, Toronto, Ontario M5H 1T1

(the "Optionee")

OF THE THIRD PART

WHEREAS:

A.

Pursuant to the terms of an Agreement of Purchase and Sale and Grant of Right of First Refusal  made effective July 19, 2004 between EMC and William M. Sheriff (the “Sheriff Agreement”), EMC has acquired a 100% legal and beneficial interest in 18 unpatented lode claims covering an area of approximately 146 hectares located in Malheur County, Oregon as more particularly described Schedule “A” attached hereto (the “Property”), subject to a 1.5% Net Smelter Returns royalty in favor of Mr. Kevin S. Linville;

B.

The Property is registered in the name of the Optionor; and

C.

EMC and the Optionor have determined to grant the Optionee the exclusive right to earn up to a 51% interest in the Property, on and subject to the terms of this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Optionee to each of EMC and the Optionor (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

ARTICLE 1

INTERPRETATION

Definitions

1.1

For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)

“Affiliate” means, in respect of a particular entity, any individual, corporation, unincorporated organization, trust or other form of entity controlling, controlled by or under common control with that particular entity.  For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such individual, corporation, unincorporated organization, trust or other form of entity, whether through the ownership of voting securities or otherwise.  Without limiting the generality of the foregoing, directors, officers and persons holding in excess of 10% of a particular entity are deemed to “control” such entity;

(b)

“Area of Mutual Interest” means 2 kilometers from the outer boundary of the Property;

(c)

"Exchange" means the TSX Venture Exchange;

(d)

“Exploration and Development" means, inter alia, all direct and indirect property preparation, exploration, analysis (and activities incident thereto), administration and filing work and expenditures conducted and incurred by the Optionee, at its instruction, or on its behalf, or by assignment to another party, for the purpose of determining the existence of mineral deposits of a commercial nature on the Property;

(e)

"Exploration Expenditures" means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by the Optionee in connection with the Exploration and Development of the Property, including without limiting the generality of the foregoing, monies expended in maintaining the Property in good standing by doing and filing assessment work, in doing geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing, in acquiring facilities, in paying the fees, wages, salaries, travel expenses and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such men, and in supervision of management of all work done with respect to and for the benefit of the Property; provided, however, that the Optionee shall be entitled to credit towards Exploration Expenditures of its administrative or overhead expenses which shall not exceed 10% of the Exploration and Development expenses incurred directly on the Property;

(f)

"Feasibility Study" means a study that has been vetted by a recognized independent minerals industry consulting firm and in a form customarily required by third-party financing organizations showing the feasibility of placing the Property into production, in such form and detail and using such assumption as to mineral prices customarily used in determining the viability of mining projects such as the Property and including a reasonable assessment of the mineable mineral reserves and their amenability to milling, a complete description of the work, equipment and supplies required to bring the Property into production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by explanations of the following information:

(i)

a description of that part of the Property to be covered by the proposed mine,

(ii)

the estimated recoverable reserves of minerals and the estimated composition and content thereof, including the effect of grade, dilution and impurities,

(iii)

the proposed procedure for development, mining and production,

(iv)

results of milling amenability tests (if any),

(v)

the nature and extent of the facilities, if any, proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities necessary or desirable, in which event the study shall also include a preliminary design for such mill, and the proposed mill site location, if any, or appropriate provisions for custom milling facilities,

(vi)

the total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements,

(vii)

the results of all environmental impact studies for the Property and costs of such studies,

(viii)

the period in which it is proposed the Property shall be brought to production,

(ix)

working capital requirements for the initial four (4) months of operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances by the party doing the study,

(x)

estimates of shutdown and reclamation costs, and

(xi)

the net present value of the Property.

(g)

“Feasibility Study Option” means the Optionee’s option to acquire, following exercise of the Primary Option, an additional 24% undivided interest in the claims and leases comprising the Property, as provided in this Agreement

(h)

"Joint Venture Agreement" means the form of joint venture agreement attached hereto as Schedule B;

(i)

"Primary Option" means the Optionee’s option to acquire a 51% undivided interest in the claims and leases comprising the Property, as provided in this Agreement;

(j)

"Property" means the mineral concessions described in Schedule “A” attached hereto and any replacement or successor concessions, and all mining claims, leases and other mining interests derived from any such concessions, and includes any properties within the Area of Interest around the mineral concessions described in Schedule “A” attached hereto becoming subject to this Agreement by operation of Article 12A hereof;

(k)

”Operator" means that person or company acting as such pursuant to this Agreement;

(l)

"Option Period" for each of the Options means the period from the date of this Agreement to and including the date of exercise or termination thereof;

(m)

“Options” means, collectively, the Primary Option, and the Feasibility Study Option;

(n)

"Programs" means the plans, including budgets, for every kind of work done on or in respect of the Property by or under the direction of or on behalf of or for the benefit of a party, and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims to lease or patent, reporting, and all other work usually considered to be prospecting, exploration, development and mining work; and

(o)

"Shares" means the shares of the Optionee’s common stock.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2

The headings and Section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3

Any reference to a particular “Article”, “Section”, “paragraph”, “clause” or other subdivision is to the particular Article, Section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Schedule “A”

Property

Schedule “B”

Joint Venture Agreement

Severability of Clauses

1.4

If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

Currency

1.5

All references herein to currency are references to United States dollars.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND

COVENANTS OF EMC AND THE OPTIONOR

Representations

2.1

EMC and the Optionor jointly and severally represent and warrant to and covenant with the Optionee, with the knowledge that the Optionee relies upon same in entering into this Agreement, that:

(a)

they have been duly incorporated, amalgamated or continued and validly exists as corporations in good standing with respect to the filing of annual reports under the laws of their jurisdictions of incorporation, amalgamation or continuation;

(b)

they have the full corporate power and capacity to enter into this Agreement and they have duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by them, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of EMC or the Optionor or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the EMC or Optionor is a party or by which they are bound or to which they may be subject;

(c)

the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any judgment, decree, order, rule or regulation of any court or administrative body by which EMC or the Optionor is bound, or any statute or regulation applicable to EMC or the Optionor;

(d)

no proceedings are pending for, and neither EMC nor the Optionor are aware of any basis for, the institution of any proceedings leading to, the dissolution or winding up of either EMC or the Optionor or the placing of either EMC or the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(e)

to the best of EMC’s and the Optionor's knowledge, there are no outstanding work orders or actions required to be taken relating to environmental matters, or any existing condition on the Property which could be the basis therefor, in respect to the Property or any operations thereon and that they have no knowledge of any other environmental issues affecting the Property;

(f)

the mineral interests comprised in the Property have been duly and validly located and recorded on behalf of the Optionor or its predecessor in interest according to industry standards in Oregon on lands open to location and have been recorded, filed, and maintained through the assessment year ending September 1, 2005 as required by the laws of the State of Oregon and the United States, and such state mining claims are not in conflict with any claims owned by other persons or entities and that all rental payments due have been made;

(g)

there is no adverse claim or challenge against or to the ownership of or title to any of the mineral interests comprising the Property or which may impede the development thereof, nor to the knowledge of either EMC or the Optionor is there any basis for any potential claim or challenge including native land claims, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof (save and except of the Sheriff and Driscoll Agreements), and no persons have any royalty, net profits or other interests whatsoever in production from any of the mineral interests comprising the Property;

(h)

EMC and the Optionor covenant to perform all such acts and things, including but not limited to the issuance of shares, as are required by the Sheriff Agreement to perfect the title of EMC and the Optionor in and to the Property;

(i)

to the best of the knowledge of the Optionor, after due inquiry, the claims comprising the Property are free and clear of all liens, charges and encumbrances;

(j)

the Optionor is the lawful owner of, has good legal and beneficial title to, and has the right to dispose the Property and to give good marketable title thereto to the Optionee, free and clear of all liens, charges, encumbrances, obligations and any other restrictions (subject to the paramount title of the United States and the State of Oregon);

(k)

there is no litigation, proceeding or investigation pending or threatened against EMC or the Optionor or, to the best of the knowledge of both EMC and the Optionor after due inquiry, the Property, nor do either EMC or the Optionor know, or have any grounds to know after due inquiry, of any basis for any litigation, proceeding or investigation which would affect any of forgoing;

(l)

there have been no defaults or acts by EMC or the Optionor under the leases compromised in the Property which have or would permit the termination of same;

(m)

neither EMC nor the Optionor is party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein; and

(n)

from and after the date of this Agreement, EMC and the Optionor will provide the Optionee with access to all of the data in its possession in respect of the Property.

Survival

2.2

The representations, warranties and covenants contained in this Section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation, warranty or covenant, and the representations, warranties and covenants contained in this Section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES
OF THE OPTIONEE

Representations

3.1

The Optionee represents and warrants to the Optionor, with the knowledge that the Optionor relies upon same in entering into this Agreement, that:

(a)

it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it may be subject;

(c)

the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any judgment, decree, order, rule or regulation of any court or administrative body by which the Optionor is bound, or any statute or regulation applicable to the Optionor; and

(d)

no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

Survival

3.2

The representations and warranties contained in this Section are provided for the exclusive benefit of the Optionor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this Section shall survive the execution hereof.

ARTICLE 4

GRANT OF OPTION

Grant of Option

4.1

EMC and the Optionor hereby grant to the Optionee the sole and exclusive right to acquire up to a 51% undivided interest in the Property, free and clear of all charges, encumbrances and claims (the “Primary Option”).

Consideration

4.2

As consideration for the grant of the Primary Option the Optionee agrees to pay to EMC the sum of $25,000 and issue to EMC an aggregate of 1,000,000 non-assessable and fully paid Shares.

ARTICLE 5

EXERCISE OF OPTION

Exercise of Primary Option

5.1

The Primary Option will be deemed to be exercised by the Optionee upon the Optionee incurring or causing to be incurred a total of $2,000,000 of cumulative Exploration Expenditures on the Property and issuing to EMC a total of 1,000,000 non-assessable and fully paid Shares on or before the date which is four years from the date of this Agreement as follows:

(a)

a total of $200,000 of Exploration Expenditures on the Property on or before the date which is one year from the date of this Agreement;

(b)

an additional $400,000 of Exploration Expenditures on the Property and 333,333 Shares on or before the date which is two years from the date of this Agreement;

(c)

an additional $600,000 of Exploration Expenditures on the Property and 333,333 Shares on or before the date which is three years from the date of this Agreement; and

(d)

an additional $800,000 of Exploration Expenditures on the Property and 333,334 Shares on or before the date which is four years from the date of this Agreement.

Firm Commitments

5.2

The obligation of the Optionee pursuant to paragraphs 5.1(a) is a firm commitment of the Optionee.

Reports of Exploration Expenditures

5.3

On or before the date which is sixty days from each of  the dates set forth in paragraphs 5.1(a) through (d)above, the Optionee shall deliver to the Optionor a summary report setting forth the Exploration Expenditures incurred by the Optionee to such date.

Operator

5.4

During the currency of the Options, the Operator in respect of the Property shall be the Optionee.  The Optionee shall in its capacity as Operator determine in its sole discretion, but after consultation with the Optionor, Programs for the Exploration and Development of the Property.  The Programs shall take into consideration the cumulative Exploration Expenditures to be incurred by the Optionee pursuant to Article 5 of this Agreement.

No Partnership

5.5

The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever.  No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

ARTICLE 6

JOINT VENTURE AGREEMENT;

FEASIBILITY STUDY OPTION

Effect of Exercise of Primary Option

6.1

Subject to Section 6.2 hereof, if and when the Primary Option has been exercised, a 51% interest in and to the Property shall vest in the Optionee, free and clear of all charges, encumbrances and claims and EMC, the Optionee and the Optionor shall be deemed to have associated themselves into a joint venture with respect to the Property on the terms and conditions contained in the Joint Venture Agreement.  At such time, the Optionee shall:

(a)

complete the date on page 1 of the Joint Venture Agreement (which shall be the date on which the Option was deemed to be exercised);

(b)

complete the sections detailing the respective interests and deemed expenditures of the Optionee and the Optionor in the Property (wherein the initial participating interests shall be, for the Optionee, the partial interest earned by the Optionee hereunder and for the Optionor, the remainder, and the deemed expenditures shall be, for the Optionee, the amount of Exploration Expenditures incurred to that date, and for the Optionor, that amount which is equal to the amount of Exploration Expenditures incurred to that date by the Optionee multiplied by the initial participating interest of the Optionor and divided by the initial participating interest of the Optionee); and

(c)

complete Schedule “A” thereto with a description of the Property and each of the parties shall then execute and deliver to the others a copy of the Joint Venture Agreement.

Feasibility Study Option

6.2

Upon the due exercise of the Primary Option the Optionee shall have a one-time further option to increase its interest in the Property (the “Feasibility Study Option”) by an additional 24% by agreeing to fund 100% of the costs to complete a Feasibility Study on the Property within thirty months of exercising the Feasibility Study Option.  The Feasibility Study Option must be exercised by the Optionee within sixty (60) days of the due exercise of the Primary Option. In the event that the Optionee elects to exercise the Feasibility Study Option, all work conducted by the Optionee in respect of the Property in furtherance of completing such Feasibility Study shall be conducted pursuant to the terms and conditions of this Agreement and, upon completion of the Feasibility Study, the Optionee and the Optionor will be deemed to have been entered into a Joint Venture Agreement in the form attached hereto as Schedule "B" in respect of the Property in the manner provided for in Section 6.1 hereof.

ARTICLE 7

RESTRICTIONS ON SHARE ISSUANCES;

REGISTRATION RIGHTS

Exchange Approval

7.1

Any and all issuances of Shares pursuant to this Agreement shall be subject to acceptance for filing by the Exchange and the order or ruling of all applicable securities regulatory authorities having jurisdiction over the issuance of such Shares, if any.  Accordingly, EMC and the Optionor agree to execute any undertakings in respect of the Shares as are reasonably required by the Exchange.

Legends

7.2

EMC and the Optionor acknowledge that the certificates representing any Shares to be issued pursuant to this Agreement shall bear the following legends:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [DATE WHICH IS FOUR MONTHS AND ONE (1) DAY FROM DATE OF ISSUANCE].”

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL THE DAY THAT IS FOUR MONTHS AND ONE (1) DAY AFTER THE SECURITIES WERE ISSUED FROM TREASURY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

Piggy-Back Registration Rights

7.3

The Optionor will be entitled to “piggy-back” registration rights in respect of any Shares issued by the Optionee to the Optionor pursuant to this Agreement, whereunder the Optionee will include such Shares in any registration statement(s) (other than registration statements on form S-8 and amendments to previously filed registration statements) filed with the United States Securities and Exchange Commission from the date of the issuance of such Shares and for a period of one year thereafter, subject to the right of the Optionee (acting reasonably) or its underwriters to reduce in view of market conditions the number of Shares to be registered.  The Optionor agrees to execute all such declarations, indemnifications, and other documents as may reasonably be required by the Optionee in connection with such registration.

ARTICLE 8

TERMINATION OF OPTIONS

Termination

8.1

The Options shall terminate, respectively:

(a)

subject to Article 17 hereof, upon the Optionee failing to incur or make any Exploration Expenditure or share issuance which must be incurred or made or issued in exercise of such Option; or

(b)

at any other time, by the Optionee giving notice of such termination to the Optionor provided that the firm commitment obligations in Section 5.2 shall survive such termination.

Duties of Optionee upon Termination

8.2

If the Primary Option is terminated otherwise than upon the full or partial exercise thereof, the Optionee shall:

(a)

leave in good standing for a period of at least 12 months from the termination of the Option Period those licenses and concessions comprising the Property;

(b)

make available to the Optionor within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionor; and

(c)

within the time periods prescribed by law, complete all reclamation work required on the Property required by the activities of the Optionee during the Option Period.

Residual Right of Entry

8.3

In the event of termination of the Primary Option pursuant to Section 8.2 hereof, the Optionee shall have the right, within a period of 180 days following such termination, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee.

ARTICLE 9

RIGHT OF ENTRY

During the Option Period the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

(a)

enter thereon;

(b)

have exclusive and quiet possession thereof;

(c)

do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d)

bring upon and erect upon the Property buildings, plant, machinery and equipment as the Optionee may deem advisable; and

(e)

remove therefrom and dispose of reasonable quantities or ores, minerals and metals for the purpose of obtaining assays or making other tests.

ARTICLE 10

REGISTRATION AND TRANSFER OF PROPERTY INTERESTS

10.1

Upon the request of the Optionee, EMC and the Optionor shall assist, when required, the Optionee to record this Agreement with the appropriate mining recorder and, upon earning any interest in the Property, shall provide the Optionee with such recordable transfers as the Optionee and its counsel shall require to record its due interest.

10.2

If requested by the Optionee, following the execution of this Agreement EMC and the Optionor shall execute such transfer documents (hereinafter call the “Property Transfer Documents”) as the Optionee and its counsel may reasonably deem necessary to assign, transfer and assure to the Optionee good, safe, holding and marketable title to a 50% undivided interest in and to the Property, and shall deposit the same with a mutually agreeable escrow agent (hereinafter call the “Escrow Holder”), together with a copy of this Agreement, there to be held in escrow upon the following terms:

(a)

EMC, the Optionor and the Optionee do hereby instruct the Escrow Holder to deliver to the Optionee the appropriate Property Transfer Documents held by the Escrow Holder in respect of the Property upon receipt of either:

(i)

notification in writing from either EMC or the Optionor that the appropriate Property Transfer Documents should be delivered to the Optionee; or

(ii)

a statutory declaration sworn by an officer of the Optionee certifying that the Optionee is entitled to delivery of the appropriate interest in and to the Property, together with proof that 30 days’ written notice was given to either EMC or the Optionor of the Optionee’s intention to request delivery thereof, and provided that no objection in writing to the intended delivery is first provided by either EMC or the Optionor to the Escrow Holder; or

(b)

EMC, the Optionor and the Optionee do hereby instruct the Escrow Holder to return to the Optionor the appropriate Property Transfer Documents held by the Escrow Holder in respect of the Property upon receipt of either:

(i)

notification in writing from the Optionee that that the appropriate Property Transfer Documents should be returned to EMC and the Optionor; or

(ii)

a statutory declaration sworn by an officer of either EMC or the Optionor certifying that the Options have terminated pursuant to the provisions hereof, together with proof that 30 days’ written notice was given to the Optionee of their intention to request delivery thereof, and provided that no objection in writing to the intended delivery is first provided by the Optionee to the Escrow Holder; and

(c)

EMC, the Optionor and the Optionee jointly and severally agree to indemnify and save harmless the Escrow Holder from all claims, actions and damages arising out of its acting pursuant to the instructions herein contained; and

(d)

the Optionee shall pay to the Escrow Holder all costs and expenses of the Escrow Holder for acting pursuant to the within instructions, and the parties agree that the Escrow Holder shall not be considered as a party hereto where that expression is used herein.

ARTICLE 11

OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

During the Option Period the Optionee shall:

(a)

maintain in good standing the claims comprising the Property by the doing and filing of assessment work for the Property or the making of payments in lieu thereof, by the payment of taxes and rentals in respect of the Property, and the performance of all other actions which may be necessary in that regard and in order to keep such licenses and concessions free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee;

(b)

permit the Optionor, or its representative duly authorized in writing, to visit and inspect the Property at all reasonable times and intervals, and data obtained by the Optionee as a result of its operations thereon, provided always that the Optionor or its representative shall abide by the rules and regulations laid down by the Optionee relating to matters of safety and efficiency in its operations;

(c)

do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(d)

indemnify and save EMC and the Optionor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Options if upon termination of the Options any workings on or improvements to the Property made by the Optionee are left in a safe condition;

(e)

permit EMC and the Optionor reasonable access to the results of the work done on the Property during the last completed calendar year;

(f)

deliver to EMC and the Optionor on or before the date which is ninety (90) days after the first anniversary date of this Agreement and each anniversary thereafter a report (including up-to-date maps if there are any) describing the results of work done in the last completed calendar year, together with reasonable details of expenditures made;

(g)

deliver to EMC and the Optionor forthwith after receipt by the Optionees results of testing for samples taken from the Property, together with reports showing the location from which the samples were taken and the type of samples; and

(h)

deliver to the EMC and the Optionor, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Property.

ARTICLE 12

FORCE MAJEURE

Effect of Force Majeure

12.1

If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, terrorist acts, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Optionee, excepting the want of funds, then the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

Notice

12.2

The Optionee shall give notice to EMC and the Optionor of each event of force majeure under Section 12.1 hereof within 30 days thereof, and upon cessation of such event shall furnish EMC and the Optionor with notice of that event together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

ARTICLE 12A

AREA OF MUTUAL INTEREST

In the event that any party to this Agreement or an Affiliate of such party, either directly or indirectly during the currency of this Agreement, stakes or acquires, including by way of an option, any mineral claims or other mining property, or any interest therein within the Area of Mutual Interest, it shall forthwith thereafter notify the other party in writing as to the details of such staking or acquisition, and such mineral claims or other mining property so staked or acquired will be deemed to be part of the Property for all purposes of this Agreement, the term “Property” shall mean and include any such mineral claims or mining property and the cost of such staking shall be paid by the staking or acquiring party.  In the event the other party notifies the staking or acquiring party in writing that it does not consent to such mineral claims or mining property becoming part of the Property, then the staking or acquiring party shall be entitled to hold such mineral claims or mining property free of the terms of this Agreement.  Notwithstanding anything herein contained, no mineral claims or other mining property or any interest lying outside the Area of Mutual Interest shall become or be subject to this Agreement.

ARTICLE 13

TRANSFERS

Either Party may at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and/or this Agreement provided that (i) either, in the case of the Optionee, EMC has consented to the transfer or, in the case of EMC or the Optionor, the Optionee has consented to the transfer, which consent in all cases shall not be unreasonably withheld or delayed, and (ii) any purchaser, grantee or transferee of any such interest shall have first delivered to the Party(ies) not transferring an interest its agreement relating to this Agreement and to the Property, containing:

(a)

a covenant to perform all the obligations of the transferring Party to be performed under this Agreement in respect of the interest to be acquired by it from the transferring Party to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(b)

a provision subjecting any further sale, transfer or other disposition of such interest in the Property and/or this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

Upon the transfer by a Party of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the transferring Party shall be deemed to be discharged from all obligations hereunder save and except for the fulfillment of contractual commitments accrued due prior to the date on which the transferring Party shall have no further interest in this Agreement.

ARTICLE 14

CONFIDENTIAL INFORMATION

No information furnished by the Optionee to either EMC or the Optionor hereunder in respect of the activities carried out on the Property by the Optionee shall be published or disclosed by either EMC or the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies.  Subject to compliance with all applicable securities laws, the Parties hereto agree to use their best efforts to issue joint news releases regarding the activities carried out on the Property by the Optionee.  Any such news releases shall be prepared by the Optionee, and the Optionor shall be given a reasonable opportunity (not to exceed one business day) to approve or provide comments thereon.  The Optionor may not unreasonably withhold, delay or deny its approval.  Failure to provide approval or comments in a timely manner will be deemed approval.

ARTICLE 15

ARBITRATION

Submission of Matters to Arbitration

15.1

The parties agrees that all questions or matters in dispute with respect to this Agreement, shall be subject to arbitration under the Arbitration Act, R.S.O. 1991, c. 17, or any legislation in substitution therefor, and as provided in this Article 15.

Notice

15.2

It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior written notice of its intention to do so to the other party together with particulars of the matter in dispute.  On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in Section 15.3 herein.

Conduct of Arbitration

15.3

The party or parties desiring arbitration shall nominate one arbitrator and shall notify the other parties of such nomination. Such notice shall set forth a brief description of the matter submitted for arbitration and, if appropriate, the clause of the Agreement under which such matter is so submitted. The other parties shall within 15 business days after receiving such notice nominate an arbitrator, and the two arbitrators shall select a chairman of the arbitral tribunal to act jointly with them. If the arbitrators are unable to agree in the selection of a chairman, the chairman shall be designated by the President of the Arbitrators’ Institute of Canada.  The arbitration shall take place in Toronto, Ontario or such place as the chairman decides, and the time and place so determined shall also be fixed by the chairman for the purpose of hearing such evidence and representations as the parties may present. The arbitrators and the chairman shall, after hearing any evidence and representations that the parties may submit, make their decision and reduce the same in writing and deliver one copy thereof to each of the parties. The majority of the chairman and arbitrators may determine any matters of procedure for the arbitration not specified herein.  If the parties receiving the notice of the nomination of an arbitrator by the parties desiring arbitration fail within the said 15 business days to nominate an arbitrator, then the arbitrator nominated by the party or parties desiring arbitration may proceed alone to determine the dispute in such manner and at such time as he shall think fit and his decision, subject to the provisions hereof, shall be binding upon the parties.  Notwithstanding the foregoing, any arbitration may be carried out by a single arbitrator if the parties so agree, in which event the provisions of this section shall apply, mutatis mutandis.  The cost of the arbitration shall be borne by the parties as may be specified in such determination.  Submission to arbitration under the provisions of this section shall be a condition precedent of the bringing of any action with respect to this Agreement.

Award Binding

15.4

The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

ARTICLE 16

DEFAULT

Notice of Default

16.1

The parties hereto agree that if the Optionee is in default with respect to any of the provisions of this Agreement, EMC or the Optionor shall give notice to the Optionee, designating such default, and within 60 days after its receipt of such notice, the Optionee shall either:

(a)

cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)

give EMC or the Optionor notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

Submission of Matter to Arbitration

16.2

If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article 15 hereof.

Termination

16.3

If:

(a)

the default is not so cured or a commencement made on proceeding to cure it;

(b)

arbitration is not so sought; or

(c)

the Optionee is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within 30 days after the rendering of the arbitration award then EMC and the Optionor may, by written notice given to the Optionee at any time while the default continues, terminate the Primary or Feasibility Study Option, as the case may be.

ARTICLE 17

NOTICES

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or faxed to such party at the address for such party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by fax, shall be deemed conclusively to be the next business day.  Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

ARTICLE 18

GENERAL

Governing Law

18.1

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Novation

18.2

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

No Waiver

18.3

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

Further Assurances

18.4

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

Assignment

18.5

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

Time of Essence

18.6

Time shall be of the essence of this Agreement.

Independent Legal Advice

18.7

The Optionee has obtained legal advice concerning this Agreement and has requested that EMC and the Optionor obtain independent legal advice with respect to same before executing it.  In executing this Agreement, EMC and the Optionor represent and warrant to the Optionee that it has been advised to obtain independent legal advice, and that prior to the execution of this Agreement it has obtained independent legal advice or has, in its discretion, knowingly and willingly elected not to do so.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

QUINCY ENERGY CORP.

Per: /s/ Art. D. Ettlinger

       Authorized Signatory

ENERGY METALS CORPORATION

Per:  /s/Paul Matysek

       Authorized Signatory

ENERGY METALS CORPORATION (US)

Per:

       Authorized Signatory

This is Page 20 to the Option Agreement made effective the 18th day of May, 2005 between Quincy Energy Corp., Energy Metals Corporation and Energy Metals Corporation (U.S.)